Exhibit 10.9

PURCHASE AND PUT AGREEMENT

MFC GLOBAL INVESTMENT MANAGEMENT (U.S.), LLC
101 HUNTINGTON AVENUE
BOSTON, MA 02199

OPPENHEIMER CHAMPION INCOME FUND
OPPENHEIMER STRATEGIC INCOME FUND
OPPENHEIMER STRATEGIC BOND FUND / VA
OPPENHEIMER HIGH INCOME FUND / VA
6803 SOUTH TUCSON WAY
CENTENNIAL, CO 80112

ING OPPENHEIMER STRATEGIC INCOME PORTFOLIO
7337 EAST DOUBLETREE RANCH ROAD
SCOTTSDALE, AZ 85258

BRIGADE CAPITAL MANAGEMENT
399 PARK AVENUE, 16TH FLOOR
NEW YORK, NY 10022

SOLA LTD.
SOLUS CORE OPPORTUNITIES MASTER FUND LTD
C/O SOLUS ALTERNATIVE ASSET MANAGEMENT LP
430 PARK AVENUE, 9TH FLOOR
NEW YORK, NEW YORK 10022

NOVEMBER 2, 2009

Each of the purchasers set forth on Schedule 1 hereto (each a “Purchaser” and, collectively the “Purchasers”) have entered into this Purchase and Put Agreement (together with the exhibits, schedules and annexes hereto, this “Purchase Letter”) on November 2, 2009. As used herein, the term “Company” shall mean Greektown Holdings, L.L.C. and its subsidiaries prior to emergence and Greektown Holdings, L.L.C. and its subsidiaries as reorganized subsequent thereto.

Whereas, Greektown Holdings, L.L.C. and its subsidiaries intend to restructure their capital structure pursuant to a plan of reorganization filed in the United States Bankruptcy Court for the Eastern District of Michigan in the chapter 11 cases of In re Greektown Holdings, L.L.C., et al., Case No. 08-53104 (the “Cases”), and

Whereas, the Purchasers plan to propose and file a Plan of Reorganization on substantially the terms described on Exhibit A hereto (as amended, modified or supplemented from time to time with the prior consent of the Purchasers, the “Plan”) which Plan and the disclosure statement (as amended, modified or supplemented from time to time with the prior consent of the Purchaser, the “Disclosure Statement”) in connection with the Plan shall be consistent with this Purchase Letter, and

Whereas, pursuant to the Plan, Greektown Holdings, L.L.C., as reorganized, will issue on the effective date of the Plan (the “Effective Date”) (a) an aggregate principal amount of $400,000,000 of new senior secured notes (the “Senior Notes”), as set forth in the Plan (the “Senior Notes Offering”), and (b) either directly or through a new holding company, (i) 2,222,222 shares of Series A Convertible Preferred Stock (the “New Preferred Stock”), as set forth in the Plan (the “Preferred Stock Offering”) and (ii) 140,000 shares of its newly issued common stock (the “New Common Stock”), as set forth in the Plan, and

Whereas, MFC, Oppenheimer and Brigade are currently holders of 10.75% Senior Unsecured Notes due 2013 (the “Senior Unsecured Notes”) issued by the Company and they along with Solus, on their behalf as Purchasers or on behalf of their affiliates, severally and not jointly, intend to provide capital up to the maximum amounts specified in Schedule 1 hereto with respect to each Purchaser, on the terms and subject to the conditions set forth in this letter and the term sheet attached as Exhibit A hereto (the “Term Sheet”) to provide financing in connection with the Plan, and

Whereas, pursuant to the Plan, each holder of allowed claims (each, a “Holder”) on account of the Senior Unsecured Notes or its assignee shall receive, in exchange for the extinguishment of allowed claims, its pro rata share based upon the percentage of the outstanding aggregate principal amount of Senior Unsecured Notes owned by such Holder of (a) 140,000 shares of the New Common Stock, as set forth in the Plan and (b) pursuant to an election to be made in conjunction with voting on the Plan (the “Rights Offering”), the freely tradable right to purchase (each, a “Right” and, together, the “Rights”) on the effective date of the Plan (the “Effective Date”) their pro rata share, based upon the percentage of outstanding Senior Unsecured Notes owned by such Holders, of 1,850,000 shares of New Preferred Stock, and

Whereas, in accordance with the terms and subject to the conditions set forth in this Purchase Letter, the Purchasers are making a commitment to (a) purchase an aggregate number of shares of the New Preferred Stock equal to the pro rata share of the Rights Offering Amount, based upon the percentage of outstanding Senior Unsecured Notes owned by each Purchaser (the “Allocated Amount”) (b) provide a commitment from the Solus Entities (the “Solus Direct Purchase Commitment”) to purchase 150,000 shares of the New Preferred Stock (the “Solus Direct Purchase Commitment Amount”) and (c) enter into a put agreement with respect to the Preferred Stock Offering by committing to purchase a portion of the Rights Offering Amount of the Notes not otherwise subscribed for in the Rights Offering by the Holders pursuant to the exercise of the Rights on the Effective Date (the “Shortfall Amount”) in the numbers and in the priority among the Purchasers specified on Schedule 1 hereto (each Purchasers’ Allocated Amount, Shortfall Amount and the Solus Direct Purchase Commitment Amount, being collectively, its respective “Committed Amount”), and

Whereas, in the context of the Plan and the Cases, certain of the Purchasers are agreeing to structure, arrange and commit to the purchase of debt securities issued and guaranteed by certain of the Debtors in the form of super-priority secured debtor-in-possession notes (“Senior DIP Notes”) offered in an aggregate principal amount of up to $150,000,000 (the “Senior DIP Facility”) to be issued at an agreed upon future date. This is in addition to the Purchasers’ separate commitment set forth in that certain Junior DIP Commitment Letter for the purchase of debt securities issued and guaranteed by certain of the Debtors in the from of junior-priority secured debtor-in-possession notes offered in an aggregate principal amount of $50,000,000 (the “Junior DIP Facility” and, together with the Senior DIP Facility, the “DIP Facilities”) to refinance the existing DIP Facility and for working capital purposes of the Company, and

Whereas, the transactions contemplated by the Plan, the Senior Notes Offering, the Preferred Stock Offering, the DIP Facilities and this Purchase Letter are collectively referred to as the “Transactions.”

Capitalized terms used but not defined herein and defined in the Term Sheet or any exhibit hereto have the meanings assigned to them in the Term Sheet or such exhibit,

Now, therefore, for good and valuable consideration the Purchasers agree among themselves as follows:

          1. The Purchase and Put Agreement/the DIP Facilities.

                    (a) Subject to the foregoing and subject to the terms and conditions set forth in this Purchase Letter, each Purchaser hereby commits, directly or through one or more of its affiliates, to purchase, severally but not jointly, up to its Committed Amount of the New Preferred Stock offered in the Preferred Stock Offering (the “Purchaser Preferred”). The aggregate commitment in respect of the Purchaser Preferred described in this Section 1 shall be the US Dollar amount required to purchase the Purchaser Preferred as determined pursuant to the immediately preceding sentence and is referred to herein as the “Purchase and Put Agreement.” Notwithstanding anything provided for herein, the Purchaser’s Purchase and Put Agreement shall in any case not exceed the amount specified with respect to such Purchaser on Schedule 1 hereto. The Purchase and Put Agreement of each Purchaser hereunder is several and not joint and each Purchaser is acting in respect of its Purchase and Put Agreement separately and independently from any other purchaser of the Purchaser Preferred.

                    (b) The Purchase and Put Agreement and the other undertakings of the Purchaser hereunder are subject to (i) preparation, execution and delivery of documentation related to the Preferred Stock Offering and the other related transactions contemplated by the Plan and the form of certificate of incorporation and shareholders agreement that will govern the New Preferred Stock, all acceptable to each Purchaser in its sole discretion and reflecting the terms, conditions and capitalization outlined in this Purchase Letter (the “Definitive Documentation”), (ii) the satisfaction of each of the closing conditions set forth in this Purchase Letter (including, without limitation, the payment of the fees and expenses set forth in Section 3 below) and on the Exhibits hereto; and (iii) the occurrence of the Closing Date (as defined in Exhibit A hereto) on or before 5:00 pm New York City time on April 30, 2010 (such date, as the same may be extended by the Purchasers in their sole discretion in writing, the “Purchase and Put Agreement Expiration Date”).

                    (c) Each of the Purchasers set forth on Schedule 1 and identified thereon as making a DIP Commitment (each, a “Senior DIP Commitment” and collectively, the “Senior DIP Commitments”) hereby confirms the arrangement under which the Purchasers, severally, not jointly, agree to purchase the Senior DIP Notes on the terms and subject to the conditions set forth in this Purchase Letter and as summarized on the Summary of Terms and Conditions set forth as Exhibit E hereto (the “Senior DIP Facility Term Sheet”). Notwithstanding anything provided for herein, each Purchaser’s Senior DIP Commitment shall in any case not exceed the amount specified with respect to such Purchaser on Schedule 1 hereto. The Senior DIP Commitment of each Purchaser hereunder is several and not joint and each Purchaser is acting in respect of its Senior DIP Commitment separately and independently from any other Purchaser in respect thereof.

                    (d) The Senior DIP Commitments of the Purchasers and the other undertakings of the Purchasers in respect thereof are subject to (i) preparation, execution and delivery of documentation related to the Senior DIP Facility and the other related transactions contemplated by the Plan, all acceptable to each Purchaser in its sole discretion and reflecting the terms, conditions and capitalization outlined in this Purchase Letter; (ii) compliance with normal and customary closing conditions for credit facilities of this type, including the entry of interim and final orders in form and substance satisfactory to the Purchasers in their reasonable discretion; (iii) evidence that any receipt of interest and original issue discount in connection with the Senior DIP Facility will not be subject to any U.S. withholding taxes and an agreement stating that the Company will not withhold on any such amounts (or that the Company will withhold and pay the Purchasers an after-tax amount equal to the amount that the Purchasers would have received had withholding not been required); and (iv) there not having occurred a Material Adverse Effect (as defined in Exhibit B hereto).

                    (e) In consideration of the Purchase and Put Agreement, the Company will pay: (x) to each Purchaser on the Closing Date its respective share of (i) the Cash Put Premium and (ii) the Stock Put Premium, as such terms are defined on Exhibit A hereto and as the Cash Put Premium and Stock Put Premium are allocated among the Purchasers as specified on Exhibit A hereto.

                    (f) Those matters that are not covered or made clear in this Purchase Letter are subject to mutual agreement of the parties. No party has been authorized by us to make any oral or written statements that are inconsistent with this Purchase Letter.

          2. New Preferred Stock, Liquidated Damages and Expenses.

                    (a) The Plan will provide that in the event that the Company or any of its affiliates (collectively, the “Related Parties”) consummates the transactions contemplated by the Plan without utilizing each Purchaser’s Purchase and Put Agreement to complete such transactions, notwithstanding a willingness on the part of such Purchaser to purchase the Purchaser Preferred subject to the terms set forth in this Purchase Letter, or (ii) any Related Party consummates any other similar transaction, liquidation or plan of reorganization (any such transaction an “Alternate Transaction”) without utilizing a portion of each Purchaser’s Purchase and Put Agreement to complete such Alternate Transaction, the Purchasers shall, on a pro rata basis, be entitled to receive as liquidated damages for the destruction of a capital asset an amount equal to Thirty Million Dollars ($30,000,000) immediately upon the confirmation by the bankruptcy court of the transactions contemplated by the Plan or such Alternate Transaction.

                    (c) The Plan will provide that the Company will also pay all (i) out-of-pocket costs and expenses of the Purchasers and their respective affiliates (including all reasonable fees, expenses and disbursements of counsel, financial advisors and consultants, including without limitation, Goldman, Sachs & Co., Goodwin Procter LLP and Lewis & Roca LLP) incurred in connection with the Preferred Stock Offering and the DIP Facilities, including, without limitation in connection with the preparation, execution and delivery of this Purchase Letter, the Definitive Documentation, the purchase of the Purchaser Preferred, the entry into the DIP Facilities and any amendment or waiver of any provision of this Purchase Letter and (ii) out-of-pocket costs and expenses of the Purchasers (including all reasonable fees, expenses and disbursements of counsel, financial advisors and consultants, including without limitation, Goldman, Sachs & Co., Goodwin Procter LLP and Lewis & Roca LLP), including, without limitation, in connection with the enforcement or protection of any of their rights and remedies under the Definitive Documentation.

          3. Indemnification. The Plan will provide that in consideration of the Purchase and Put Agreement, the Senior DIP Commitments and other undertakings of the Purchasers hereunder, and as a condition thereof, the Company will provide to the Purchasers the indemnification and other matters contained in Exhibit C hereto, which is hereby incorporated by reference in and made a part of this Purchase Letter.

          4. Confidentiality. Neither the existence of this Purchase Letter nor any of the terms or substance hereof will be disclosed, directly or indirectly, to any other person or entity except (a) as required by applicable law or compulsory legal process, (b) to the Company’s officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis and only in connection with the Transactions, (c) to the extent required in motions, in form and substance satisfactory to us, to be filed with the Bankruptcy Court, (d) as otherwise required pursuant to the Plan or (e) with the consent of the Purchasers.

          5. Choice of Law; Jurisdiction; Waiver of Jury Trial. This Purchase Letter will be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law. To the fullest extent permitted by applicable law, the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any New York State court or Federal court sitting in the County of New York in the Borough of Manhattan in respect of any claim, suit, action or proceeding arising out of or relating to the provisions of this Purchase Letter and irrevocably agree that all claims in respect of any such claim, suit, action or proceeding may be heard and determined in any such court and that service of process therein may be made by certified mail, postage prepaid, to the address set forth for each Purchaser on Schedule 1 hereto. The Purchasers party hereto hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Purchasers party hereto hereby waive, to the fullest extent permitted by applicable law, any right to trial by jury with respect to any claim, suit, action or proceeding arising out of or relating to this Purchase Letter, any of the Transactions or any of the other transactions contemplated hereby or thereby. The provisions of this Section 5 are intended to be effective upon the execution of this Purchase Letter without any further action by any Purchaser and the introduction of a true copy of this Purchase Letter into evidence shall be conclusive and final evidence as to such matters.

          6. Miscellaneous.

                    (a) This Purchase Letter may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. Delivery of an executed signature page of this Purchase Letter by facsimile, PDF, or other electronic transmission will be effective as delivery of a manually executed counterpart hereof.

                    (b) Any and all obligations of, and services to be provided by, the Purchasers hereunder (including, without limitation, the Purchase and Put Agreement) may be performed, and any and all of the Purchasers’ rights hereunder may be exercised, by or through any of a Purchaser’s respective affiliates or branches.

                    (c) This Purchase Letter has been and is made solely for the benefit of the parties hereto, and their respective successors and assigns, and nothing in this Purchase Letter, expressed or implied, is intended to confer or does confer on any other person or entity any rights or remedies under or by reason of this Purchase Letter or the parties’ agreements contained herein.

                    (d) This Purchase Letter sets forth the entire understanding of the parties hereto as to the scope of the Purchase and Put Agreement and the other obligations of the parties hereunder. This Purchase Letter supersedes all prior understandings and proposals, whether written or oral, relating to the Preferred Stock Offering, the Rights Offering or the related transactions contemplated hereby.

                    (e) Pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), the Purchasers are required to obtain, verify and record information that identifies the Company, which information includes the name, address, tax identification number and other information regarding the Company that will allow the Purchasers to identify the Company and the Guarantors in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Purchasers.

         7. Amendment; Waiver. This Purchase Letter may not be modified or amended except in a writing duly executed by the parties hereto. No waiver by any party of any breach of, or any provision of, this Purchase Letter shall be deemed a waiver of any similar or any other breach or provision of this Purchase Letter at the same or any prior or subsequent time. To be effective, a waiver must be set forth in writing signed by the waiving party and must specifically refer to this Purchase Letter and the breach or provision being waived.

          8. Surviving Provisions. Sections 2, 3, 4, 5 and 6(b) and (c) shall remain in full force and effect regardless of whether the Definitive Documentation shall be executed and delivered and notwithstanding the termination of this Purchase Letter.

          10. Termination. Except with respect to any provision that expressly survives pursuant to Section 8 hereof, this Purchase Letter will terminate automatically on the earliest of (i) the closing of the Preferred Stock Offering, (ii) the Purchase and Put Agreement Expiration Date and (iii) the date upon which any termination event set forth on Exhibit D hereto shall have occurred.

[Remainder of page intentionally blank]

          In witness whereof, the parties have executed this agreement on the day first above written.

Very truly yours,

JOHN HANCOCK STRATEGIC INCOME FUND

By:

Name: Barry Evans
Title: President, Chief Investment Officer

JOHN HANCOCK TRUST STRATEGIC INCOME TRUST

By:

Name: Barry Evans
Title: President, Chief Investment Officer

JOHN HANCOCK FUNDS II STRATEGIC INCOME FUND

By:

Name: Barry Evans
Title: President, Chief Investment Officer

JOHN HANCOCK HIGH YIELD FUND

By:

Name: Barry Evans
Title: President, Chief Investment Officer

JOHN HANCOCK TRUST HIGH INCOME TRUST

By:

Name: Barry Evans
Title: President, Chief Investment Officer

Signature page to the Purchase Letter

JOHN HANCOCK FUNDS II HIGH INCOME FUND

By:

Name: Barry Evans
Title: President, Chief Investment Officer

JOHN HANCOCK BOND FUND

By:

Name: Barry Evans
Title: President, Chief Investment Officer

JOHN HANCOCK INCOME SECURITIES TRUST

By:

Name: Barry Evans
Title: President, Chief Investment Officer

JOHN HANCOCK INVESTORS TRUST

By:

Name: Barry Evans
Title: President, Chief Investment Officer

JOHN HANCOCK FUNDS III LEVERAGED COMPANIES FUND

By:

Name: Barry Evans
Title: President, Chief Investment Officer

JOHN HANCOCK FUNDS II ACTIVE BOND FUND

By:

Name: Barry Evans
Title: President, Chief Investment Officer

Signature page to the Purchase Letter

JOHN HANCOCK FUNDS TRUST ACTIVE BOND TRUST

By:

Name: Barry Evans
Title: President, Chief Investment Officer

MANULIFE GLOBAL FUND U.S. BOND FUND

By:

Name: Barry Evans
Title: President, Chief Investment Officer

MANULIFE GLOBAL FUND U.S. HIGH YIELD FUND

By:

Name: Barry Evans
Title: President, Chief Investment Officer

MANULIFE GLOBAL FUND STRATEGIC INCOME

By:

Name: Barry Evans
Title: President, Chief Investment Officer

MIL STRATEGIC INCOME FUND

By:

Name: Barry Evans
Title: President, Chief Investment Officer

Signature page to the Purchase Letter

OPPENHEIMER CHAMPION INCOME FUND
By: Oppenheimer Funds, Inc. as investment advisor thereto

By:

Name: Margaret Hui
Title: VP

OPPENHEIMER STRATEGIC INCOME FUND
By: Oppenheimer Funds, Inc. as investment advisor thereto

By:

Name: Margaret Hui
Title: VP

OPPENHEIMER STRATEGIC BOND FUND / VA
By: Oppenheimer Funds, Inc. as investment advisor thereto

By:

Name: Margaret Hui
Title: VP

OPPENHEIMER HIGH INCOME FUND / VA
By: Oppenheimer Funds, Inc. as investment advisor thereto

By:

Name: Margaret Hui
Title: VP

Signature page to the Purchase Letter

ING OPPENHEIMER STRATEGIC INCOME PORTFOLIO
By: Oppenheimer Funds, Inc. as investment advisor thereto

By:

Name: Margaret Hui
Title: VP

Signature page to the Purchase Letter

BRIGADE CAPITAL MANAGEMENT

By:

Name: Don Morgan
Title: Managing Partner

Signature page to the Purchase Letter

SOLA LTD

By:

Name: Christopher Pucillo
Title: Director

SOLUS CORE OPPORTUNITIES MASTER FUND LTD

By:

Name: Christopher Pucillo
Title: Director

Signature page to the Purchase Letter

SCHEDULE 1 TO PURCHASE LETTER

Purchaser	New Preferred Stock Allocated Amount	Senior DIP Commitment

John Hancock Strategic Income Fund c/o MFC Global Investment Management (U.S.), LLC 101 Huntington Avenue Boston, MA 02199	$11,145,973.00	$8,757,550.00

John Hancock Trust Strategic Income Trust c/o MFC Global Investment Management (U.S.), LLC 101 Huntington Avenue Boston, MA 02199	$4,481,175.00	$3,520,923.00

John Hancock Funds II Strategic Income Fund c/o MFC Global Investment Management (U.S.), LLC 101 Huntington Avenue Boston, MA 02199	$4,050,779.00	$3,182,755.00

John Hancock High Yield Fund c/o MFC Global Investment Management (U.S.), LLC 101 Huntington Avenue Boston, MA 02199	$23,751,492.00	$18,661,888.00

John Hancock Trust High Income Trust c/o MFC Global Investment Management (U.S.), LLC 101 Huntington Avenue Boston, MA 02199	$10,657,347.00	$8,373,630.00

John Hancock Funds II High Income Fund c/o MFC Global Investment Management (U.S.), LLC 101 Huntington Avenue Boston, MA 02199	$9,720,605.00	$7,637,618.00

John Hancock Bond Fund c/o MFC Global Investment Management (U.S.), LLC 101 Huntington Avenue Boston, MA 02199 c/o MFC Global Investment Management (U.S.), LLC 101 Huntington Avenue Boston, MA 02199	$1,481,066.00	$1,163,695.00

John Hancock Income Securities Trust c/o MFC Global Investment Management (U.S.), LLC 101 Huntington Avenue Boston, MA 02199	$1,284,857.00	$1,009,531.00

John Hancock Investors Trust c/o MFC Global Investment Management (U.S.), LLC 101 Huntington Avenue Boston, MA 02199	$1,265,869.00	$994,611.00

John Hancock Funds III Leveraged Companies Fund c/o MFC Global Investment Management (U.S.), LLC 101 Huntington Avenue Boston, MA 02199	$91,143.00	$71,612.00

John Hancock Funds II Active Bond Fund c/o MFC Global Investment Management (U.S.), LLC 101 Huntington Avenue Boston, MA 02199	$278,491.00	$218,814.00

John Hancock Funds Trust Active Bond Trust c/o MFC Global Investment Management (U.S.), LLC 101 Huntington Avenue Boston, MA 02199	$1,373,467.00	$1,079,153.00

Manulife Global Fund U.S. Bond Fund c/o MFC Global Investment Management (U.S.), LLC 101 Huntington Avenue Boston, MA 02199	$63,293.00		$49,730.00

Manulife Global Fund U.S. High Yield Fund c/o MFC Global Investment Management (U.S.), LLC 101 Huntington Avenue Boston, MA 02199	$246,844.00		$193,949.00

Manulife Global Fund Strategic Income c/o MFC Global Investment Management (U.S.), LLC 101 Huntington Avenue Boston, MA 02199	$53,166.00		$41,773.00

MIL Strategic Income Fund c/o MFC Global Investment Management (U.S.), LLC 101 Huntington Avenue Boston, MA 02199	$54,432.00		$42,768.00

Oppenheimer Champion Income Fund 6803 South Tucson Way Centennial, CO 80112	$5,708,474.27	$	None

Oppenheimer Strategic Income Fund 6803 South Tucson Way Centennial, CO 80112	$15,460,736.81	None

Oppenheimer Strategic Bond Fund / VA 6803 South Tucson Way Centennial, CO 80112	$6,252,856.75	None

Oppenheimer High Income Fund / VA 6803 South Tucson Way Centennial, CO 80112	$1,583,782.80	None

ING Oppenheimer Strategic Income Portfolio 7337 East Doubletree Ranch Road Scottsdale, AZ 85258	$994,149.37	None

Brigade Capital Management 399 Park Avenue, 16th Floor New York, NY 10022 Telephone: 212-745-9700	$50,000,000.00	$60,000,000.00

Sola Ltd. c/o Solus Alternative Asset Management LP 430 Park Avenue, 9th Floor New York, New York 10022	$40,000,000.00	$28,000,000.00

Solus Core Opportunities Master Fund Ltd c/o Solus Alternative Asset Management LP 430 Park Avenue, 9th Floor New York, New York 10022	$10,000,000.00	$7,000,000.00

Waterfall for allocating the New Preferred Stock

Direct Purchase: Independent of the Rights Offering, Solus will purchase the Solus Direct Purchase Commitment Amount.

Rights Offering:

First tier: Each Put Party will commit to purchase its entire pro-rata allocation of the Rights Offering. Second Tier: Thereafter, each of Solus and Brigade shall purchase New Preferred Stock not otherwise subscribed for in the Rights Offering in the following percentage amounts Solus 62.5% and Brigade 37.5% - until such time as Solus and Brigade have purchased Series A Preferred Stock in the second tier with an aggregate purchase price of Eight Million Dollars ($8,000,000).

Third Tier: Thereafter, each of MFC, the Oppenheimer Parties (on a several and not joint basis), Brigade and Solus shall purchase New Preferred Stock not otherwise subscribed for in the Rights Offering in the following percentage amounts MFC 35%, the Oppenheimer Parties 15% (on a several and not joint basis), Brigade 25% and Solus 25% - until such time as each of the Put Parties has purchased its Preferred Stock Allocated Amount.

Each Put Party shall be limited to its New Preferred Stock Allocated Amount and there shall be no over subscription right or obligation with respect to the New Preferred Stock. Allocations among the MFC entities, Oppenheimer entities, Brigade entities and Solus entities in each tier shall be in proportion to their New Preferred Stock Allocated Amounts.

EXHIBIT A TO PURCHASE LETTER

OUTLINE OF POTENTIAL RESTRUCTURING TERMS

November 2, 2009

This term sheet describes certain material terms of a financial restructuring of Greektown Holdings, L.L.C. and certain of its affiliates. This term sheet is non-binding and subject to negotiation of definitive documents. Until publicly disclosed with the prior written consent of each of the Holders (as defined below), this term sheet and the information contained herein is strictly confidential and may not be shared with any person.

As used herein the following defined terms have the meanings set forth below:

“Closing Date” means the effective date of the Plan.

“Debtors” means collectively Greektown Holdings, L.L.C., Greektown Casino, L.L.C., Kewadin Greektown Casino, L.L.C., Monroe Partners, L.L.C., Greektown Holdings II, Inc., Contract Builders Corporation, Realty Equity Company Inc. and Trappers GC Partner, LLC.

“DIP Facility” means that certain Amended and Restated Senior Secured Superpriority Debtor in Possession Credit Agreement dated February 20, 2009 by and the Debtors, the agents thereunder, the lenders thereunder and other parties, as amended, supplemented, or otherwise modified from time to time, or alternative DIP Facilities provided by the Purchasers pursuant to the DIP Commitments and all documents executed in relation thereto or in connection therewith.

“General Unsecured Claims” means allowed general unsecured claims of the Debtors, but excluding (i) claims on account of the DIP Facility, (ii) claims on account of the Senior Credit Facility, (iii) claims on account of the Senior Unsecured Notes and (iv) Trade Claims.

“Holders” means John Hancock Strategic Income Fund (“JHF Strategic Income”), John Hancock Trust Strategic Income Trust (“JHT Strategic Income”), John Hancock Funds II Strategic Income Fund (“JHF Strategic Income II”), John Hancock High Yield Fund (“JHF High Yield”), John Hancock Trust High Income Trust (“JHT High Income”), John Hancock Funds II High Income Fund (“JHF II High Income”), John Hancock Bond Fund (“JHF Bond”), John Hancock Income Securities Trust (“JHT Income Securities”), John Hancock Investors Trust (“JHT Investors”), John Hancock Funds III Leveraged Companies Fund (“JHF III Leveraged Companies”), John Hancock Funds II Active Bond Fund (“JHF II Active Bond”), John Hancock Funds Trust Active Bond Trust (“JHT Active Bond”), Manulife Global Fund U.S. Bond Fund (“Manulife Bond”), Manulife Global Fund U.S. High Yield Fund (“Manulife High Yield”), Manulife Global Fund Strategic Income (“Manulife Strategic Income”), MIL Strategic Income Fund (“MIL” and, together with JHF Strategic Income, JHT Strategic Income, JHF Strategic Income II, JHF High Yield, JHT High Income, JHF II High Income, JHF Bond, JHT Income Securities, JHT Investors, JHF III Leveraged Companies, JHF II Active Bond, JHT Active Bond, Manulife Bond, Manulife High Yield, and Manulife Strategic Income, collectively, “MFC”), Oppenheimer Champion Income Fund (“Oppenheimer Champion”), Oppenheimer Strategic Income Fund (“Oppenheimer Strategic Income”), Oppenheimer Strategic Bond Fund / VA (“Oppenheimer Strategic Bond”), Oppenheimer High Income Fund / VA (“Oppenheimer High Income”) and ING Oppenheimer Strategic Income Portfolio (“ING Oppenheimer” and, together with Oppenheimer Champion, Oppenheimer Strategic Income, Oppenheimer Strategic Bond and Oppenheimer High Income,

collectively, “Oppenheimer”) and Brigade Capital Management (“Brigade”), holders or beneficial owners of approximately $94 million aggregate principal amount of the Senior Unsecured Notes.

“Holdings” means Greektown Holdings, L.L.C.

“Put Parties” means collectively the Holders and Sola Ltd. (“Sola”) and Solus Core Opportunities Master Fund Ltd (“SCOMF” and, together with Sola, collectively, “Solus”).

“Reorganized Debtors” means the Debtors as reorganized.

“Reorganized Greektown” means Holdings as reorganized.

“Senior Credit Facility” means the Credit Agreement dated as of December 2, 2005, as amended by the First Amendment to Credit Agreement dated as of April 13, 2007 and the Limited Duration Waiver Agreement dated as of March 28, 2008.

“Senior Unsecured Notes” means the 10.75% Senior Unsecured Notes due 2013 issued by Holdings and Greektown Holdings II, Inc.

“Trade Claims” means claims held by a person who (i) is a creditor of the Debtors on account of goods or services provided to the Debtors prior to the Petition Date, and (ii) will continue to supply goods or services to the Reorganized Debtors.

“Trade Distribution Fund” means $4,500,000 to be funded through the Reorganized Debtors’ operations, or otherwise.

“Unsecured Distribution Fund” means $300,000 in cash to be funded though Reorganized Greektown’s operations, or otherwise.

The Debtors shall restructure their capital structure through a joint chapter 11 plan of reorganization (as amended, modified or supplemented from time to time with the prior consent of each of the Holders, the “Plan”) agreed to by each of the Holders filed with the United States Bankruptcy Court (the “Bankruptcy Court”) in cases (the “Chapter 11 Cases”) to be confirmed and consummated in the voluntary cases that were commenced by the Debtors on May 28, 2008 (the “Petition Date”), under chapter 11 of Title 11 of the United States Code (11 U.S.C. §§ 101 et seq. (as amended, the “Bankruptcy Code”)) which Plan and the disclosure statement (as amended, modified or supplemented from time to time with the prior consent of each of the Holders, the “Disclosure Statement”) in connection with the Plan shall be consistent with this non-binding term sheet.

Treatment of Claims and Interests under the Plan

DIP Financing Claims	Allowed claims under the DIP Facility shall be repaid in cash in full.

Senior Credit Facility Claims

The allowed claims arising from the Senior Credit Facility shall be satisfied in cash in an amount equal to the aggregate par plus accrued interest on their allowed claims, in full satisfaction of all allowed claims (including, without limitation, all claims on account of adequate protection in the chapter 11 cases).

Senior Unsecured Notes Claims

Holders of allowed claims on account of the Senior Unsecured Notes shall receive (a) One Hundred Forty Thousand (140,000) shares of one or more classes of newly issued common stock of the issuer of the New Common Stock (the “New Common Stock”) (which will represent approximately 6% of the New Common Stock assuming conversion of the Series A Preferred Stock (as defined below) on the Effective Date) and (b) Rights (as defined below) to subscribe for their pro rata portion of One Million Eight Hundred Fifty Thousand (1,850,000) shares of one or more classes of newly issued convertible preferred stock of issuer of the New Preferred Stock each share of which will be convertible initially into one share of New Common Stock (the “New Preferred Stock” or the “Series A Preferred Stock”) (which will represent approximately 78% of the New Common Stock assuming Conversion of all of the Series A Preferred Stock on the Effective Date). To enable the Holders of allowed Claims and the Put Parties to avoid being licensed or qualified by the Michigan Gaming Control Board or any other reason, the Holders may elect in their sole discretion to (i) purchase different classes of voting or restricted or reduced voting shares having equivalent economic rights or (ii) purchase warrants to purchase the New Common Stock and/or New Preferred Stock at the purchase price of $.01/share.

Trade Claims Interest

Holders of allowed Trade Claims would receive their pro rata share of the Trade Distribution Fund and an interest in a litigation trust holding the debtors’ causes of action, including avoidance actions (the “Litigation Trust”).

General Unsecured Claims Against Greektown Casino, L.L.C.	Holders of allowed General Unsecured Claims against Greektown Casino, L.L.C. shall receive their pro rata share of the Unsecured Distribution Fund and an interest in the Litigation Trust.

General Unsecured Claims Against Holdings	Holders of allowed General Unsecured Claims against Holdings shall receive an interest in the Litigation Trust.

Holdings Equity Interest	Holders of existing equity interests in Holdings shall be discharged and cancelled.

Certain Additional Provisions

Exit Financing

Exit financing comprised of a revolving credit facility, senior secured notes and New Preferred Stock (the “Exit Financing”), shall be made available to the Reorganized Debtors by investors on terms and conditions acceptable to the Reorganized Debtors and each of the Holders.

New Revolving Credit Facility:

Borrower: Reorganized Greektown

Guarantors: All Subsidiaries

Facility Amount: $30,000,000

Collateral: First lien all assets

Drawings on Effective Date: Undrawn

New Senior Secured Notes:

Borrower: Reorganized Greektown

Guarantors: All Subsidiaries

Principal Amount: $400,000,000

Interest Rate: Market Rate, paid in cash.

Maturity: Eight years after issuance.

Mandatory Payments: To be agreed percentage of Excess Cash Flow (to be defined in the loan documentation) shall be applied to the prepayment of New Senior Secured Notes.

Collateral: Second Lien on all assets

Covenants: Standard high yield incurrence-based covenants, including, but not limited to, limitations on (i) additional indebtedness, (ii) permitted liens, (iii) restricted payments, (iv) transactions with affiliates, (v) asset sales and (vi) investments.

New Preferred Stock:

Issuer: The issuer is to be determined as contemplated by the Purchase and Put Agreement (the “Issuer of the New Preferred”)

Number of Shares Sold: 2,000,000

Purchase Price/Liquidation Preference: $100 per share of New Preferred Stock

Conversion: The New Preferred Stock initially converts 1: 1 to New Common Stock at any time at the option of holder, subject to customary anti-dilution adjustments.

Liquidation Preference: In the event of a liquidation or deemed liquidation of Issuer of the New Preferred the holders of the New Preferred will be entitled to receive prior to any distribution to the holders of New Common Stock or any other equity security issued by Issuer of the New Preferred the greater of (i) the aggregate Purchase Price/Liquidation Preference plus the amount of any accrued but unpaid dividends or (ii) the aggregate amount that the holders of the New Preferred would have been entitled to receive pursuant to such liquidation or deemed liquidation if all of the Series A Preferred had been converted to New Common Stock immediately prior thereto.

Return Feature: The New Preferred Stock will be entitled to a cumulative dividend payable in cash at the annual rate of 7.5% of the Liquidation Preference plus the amount of any accrued but unpaid dividends; provided, however, that such dividend may accrue at the option of the Issuer of the New Preferred. In addition, the New Preferred Stock will participate in all distributions to the New Common Stock as if it had been converted to the New Common Stock.

Voting Rights. Shares of New Preferred Stock may be issued with restricted or reduced voting rights.

Rights Offering and Solus Direct Purchase Commitment

Rights Offering. Pursuant to an election to be made in conjunction with voting on the Plan (the “Rights Offering”), the holders of the Senior Unsecured Notes shall have the right to purchase (each, a “Preferred Right” and, together the “Rights”) on the effective date of the Plan their pro rata share of One Million Eight Hundred Fifty Thousand (1,850,000,) shares of the New Preferred Stock at a purchase price of $100 per share (the “Preferred Rights Offering Price”). The Rights will be freely tradable.

Put Agreement. In accordance with the terms and subject to the conditions of the purchase and put agreement to which this term sheet is attached as Exhibit A (the “Put Agreement”), the Put Parties shall enter into a Put Agreement with the Issuer of the New Preferred Stock under which they commit (the “Put Agreement Commitment”) to purchase at the Preferred Rights Offering Price, the aggregate principal amount of New Preferred Stock not otherwise subscribed for in the Rights Offering, the allocation of which shall be as set forth on Exhibit A hereof.

Put Premium. In exchange for entering into the Put Agreement, the Put Parties shall receive a put premium in the aggregate equal to (i) Ten Million Dollars ($10,000,000) (the “Cash Put Premium”) and (ii) Two Hundred Twenty Two Thousand Two Hundred Twenty Two (222,222) shares of New Preferred Stock (the “Stock Put Premium); provided, however, that the Put Parties reserve the right to accept an additional One Hundred Eleven Thousand (111,111) shares of New Preferred Stock in lieu of the Cash Put Premium. The Cash Put Premium and the Stock Put Premium shall be allocated 35% to MFC, 15% to Oppenheimer, 25% to Brigade and 25% to Solus.

Solus Direct Purchase Commitment. In accordance with the terms and subject to the conditions of the purchase and put agreement to which this term sheet is attached as Exhibit A (the “Put Agreement”), Solus shall purchase 150,000 shares of the New Preferred Stock.

Dilutive Share Allocation for Management Shares	The New Preferred Stock and New Common Stock may be subject to dilution for shares issued to offers and/or directors pursuant to a management incentive plan.

‘34 Act Registration

The Issuer of the New Preferred Stock and the New Common Stock will file a registration statement on Form 10 and continue to maintain its status as a ‘34 Act reporting company after the effective date.

Trading	Newly-issued common stock of Reorganized Greektown to be freely-tradable pursuant to section 1145 of the Bankruptcy Code.

Tax Matters

Any cancellation of indebtedness income and any other income or gain realized in connection with, or through the effective date of, the Plan will be realized by Holdings and its Subsidiaries while Holdings is treated as a partnership for U.S. federal income tax purposes and will be allocated solely to members of Holdings that were members immediately prior to the effective date of the Plan.

The Issuer of the New Preferred will elect to be taxed as either a partnership or an association taxable as a corporation for U.S. federal income tax purposes and shall determine the effective date of such election in the sole discretion of the Put Parties. All relevant parties will cooperate with the Issuer of the New Preferred and the Put Parties in connection with such election. In the event the Issuer of the New Preferred is treated as a partnership for U.S. federal income tax purposes, each Put Party shall have the right to contribute its interests in the Senior Unsecured Notes to one or more entities taxable as a corporation for U.S. federal income tax purposes prior to the effectiveness of the Plan.

If the Issuer of the New Preferred is treated as a partnership for U.S. federal income tax purposes:

          (i) The Issuer of the New Preferred and the other members of the Issuer of the New Preferred shall not treat any of the rights of the holders of New Preferred Stock as giving rise to any guaranteed payments within the meaning of Section 707(c) of the Code, and in applying the allocation provisions of the LLC Agreement of the Issuer of the New Preferred, the rights of the members holding New Preferred Stock with respect to the preferred return on such New Preferred Stock shall be treated as a priority right to net profits, if any, of the Issuer of the New Preferred.

(ii) The Issuer of the New Preferred shall make quarterly tax distributions to its members.

Management

The senior management and directors of Reorganized Greektown shall be chosen by the Holders subject to the reasonable approval of the other Put Parties in consultation with the Official Committee of Unsecured Creditors and consistent with applicable regulatory requirements.

EXHIBIT A

Commitment Waterfall

Waterfall for allocating the New Preferred Stock

Direct Purchase: Independent of the Rights Offering, Solus will purchase the Solus Direct Purchase Commitment Amount.

Rights Offering:

First tier: Each Put Party will commit to purchase its entire pro-rata allocation of the Rights Offering.

Second Tier: Thereafter, each of Solus and Brigade shall purchase New Preferred Stock not otherwise subscribed for in the Rights Offering in the following percentage amounts – Solus 62.5% and Brigade 37.5% - until such time as Solus and Brigade have purchased Series A Preferred Stock in the second tier with an aggregate purchase price of Eight Million Dollars ($8,000,000).

Third Tier: Thereafter, each of MFC, the Oppenheimer Parties (on a several and not joint basis), Brigade and Solus shall purchase New Preferred Stock not otherwise subscribed for in the Rights Offering in the following percentage amounts – MFC 35%, the Oppenheimer Parties 15% (on a several and not joint basis), Brigade 25% and Solus 25% - until such time as each of the Put Parties has purchased its Preferred Stock Allocated Amount.

Each Put Party shall be limited to its New Preferred Stock Allocated Amount and there shall be no over subscription right or obligation with respect to the New Preferred Stock. Allocations among the MFC entities, Oppenheimer entities, Brigade entities and Solus entities in each tier shall be in proportion to their New Preferred Stock Allocated Amounts.

EXHIBIT B TO PURCHASE LETTER

                    Capitalized terms used but not defined herein have the meanings assigned to them in the Purchase Letter to which this Exhibit B is attached and of which it forms a part. The effectiveness of the Definitive Documentation and the closing of the Preferred Stock Offering will be subject to the conditions set forth in this Exhibit B to the Purchase Letter.

          1. Concurrent Financings. The Company shall have received commitments to purchase Senior Notes in the aggregate principal amount of $400.0 million, and the Issuer shall have issued Senior Notes with an aggregate principal amount of no less than $400.0 million. Each of the Put Parties shall have funded its respective Put Agreement Commitment. The Purchaser Preferred shall have been issued and all documentation in respect of the Purchaser Preferred shall be in form and substance satisfactory to the Purchasers in their sole discretion. All documentation in respect of the New Revolving Credit Facility (described on Exhibit A hereto) shall be in form and substance satisfactory to the Purchasers in their sole discretion and the New Revolving Credit Facility shall have become effective in accordance with its terms.

          2. Absence of Defaults. There shall not exist any default or event of default under the Definitive Documentation, in each case before and after giving effect to the initial extension of credit thereunder.

          3. Discharge of Existing Debt. After giving effect to the Transactions, the Company and its subsidiaries shall have outstanding no indebtedness or preferred stock (or direct or indirect guarantee or other credit support in respect thereof), other than (i) indebtedness under the New Revolving Credit Facility, (ii) the $400.0 million of indebtedness under the Senior Notes, (iii) 2,222,222 shares of the New Preferred Stock and other indebtedness contemplated permitted under the Plan and on terms and conditions satisfactory to the Purchasers in their reasonable discretion.

          4. Fees and Expenses. All fees and expenses (including reasonable fees and expenses of counsel) required to be paid to the Purchasers on or before the Closing Date shall have been paid in full.

          5. Plan. The Bankruptcy Court shall have entered a Confirmation Order, in form and substance satisfactory to the Purchasers in its their sole discretion, which order shall approve the Plan, which shall be in form and substance satisfactory to the Purchasers in their reasonable discretion.

          7. Emergence from Bankruptcy. All motions, orders and other documents to be filed with and submitted to the Bankruptcy Court in connection with the Company’s emergence from bankruptcy shall be in form and substance satisfactory to the Purchasers in their reasonable discretion.

          8. Consents. All consents and approvals of the board of directors, shareholders, governmental entities and other applicable third parties necessary in connection with the Company’s emergence from bankruptcy and the Transactions shall have been obtained.

          9. Litigation. There shall not exist any action, suit, investigation, litigation or proceeding pending in any court (or threatened) or before any governmental, administrative or regulatory agency or authority, domestic or foreign (other than the Cases), that could reasonably be expected to delay, restrict, prevent, or impose materially adverse conditions on any of the Transactions.

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          10. Definitive Documentation; Customary Closing Documents. All documents required to be delivered under the Definitive Documentation, including customary legal opinions, corporate records, lien searches, collateral audits, appraisals, mortgages and documents evidencing the perfection of the applicable liens, insurance certificates, and officers’ certificates (including, without limitation, a solvency certificate of the Company’s chief financial officer as to the solvency of the Company and its subsidiaries, taken as a whole, after giving effect to the Plan) and documents from public officials shall have been delivered in customary form. Without limiting the foregoing, the Company shall have delivered all documentation and other information required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act.

          13. Compliance with Law. The Preferred Stock Offering shall be in compliance with or exempt from all applicable federal and state securities laws.

          14. Regulatory Compliance. The ownership structure, capitalization and management of the Company shall have been approved by the Michigan Gaming Control Board, no Purchaser shall be required to be licensed or qualified by the Michigan Gaming Control Board unless such Purchaser elects to be so licensed or qualified in its sole discretion and all other approvals and consents of the Michigan Gaming Control Board shall have been obtained. The Company shall have provided evidence confirming the continued effectiveness of the gaming and liquor licenses and legal authority to conduct gaming from the Michigan Gaming Control Board and the City of Detroit.

          15. Tax Matters. The tax reduction contemplated by Michigan Compiled Laws 432.212(7) shall have been effective.

          16. Management Agreement. The Company shall have entered into a management agreement with a management company which is acceptable to the Purchasers in their sole discretion on terms and conditions which shall be in form and substance satisfactory to the Purchasers in their sole discretion.

          17. Material Adverse Change. No changes, occurrences or developments shall have occurred, since the date hereof, that either individually or in the aggregate, could reasonably be expected to (A) have a material adverse effect on the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, (B) adversely affect the ability of the Company or any of its subsidiaries to perform their respective obligations under the applicable Definitive Documentation or (C) adversely affect the rights and remedies of the Purchasers under the applicable Definitive Documentation (collectively, a “Material Adverse Effect”).

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EXHIBIT C TO PURCHASE LETTER

INDEMNIFICATION

Capitalized terms used but not defined herein have the meanings assigned to them in the Purchase Letter to which this Exhibit C is attached and of which it forms a part.

                    The Company and each of its subsidiaries will be required by the Plan to indemnify and hold harmless the Purchasers and each of their respective affiliates, and the other purchasers and each of their and their respective affiliates and each of the respective officers, directors, partners, trustees, employees, affiliates, shareholders, advisors, agents, attorneys-in-fact, representatives and controlling persons of each of the foregoing (each, an “indemnified person”) from and against any and all losses, claims, damages and liabilities (“Losses”) to which any such indemnified person may become subject arising out of or in connection with the Purchase Letter, the Preferred Stock Offering, the DIP Facilities, the use of the proceeds of the foregoing, the other Transactions, any of the other transactions contemplated by the Purchase Letter, or any claim, suit, litigation, investigation, action or proceeding (each, a “Claim”) relating to any of the foregoing, regardless of whether any indemnified person is a party thereto or whether such Claim is brought by the Company, any of its affiliates or a third party, and to reimburse each indemnified person upon demand for all legal and other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any Claim relating to any of the foregoing (including, without limitation, in connection with the enforcement of the indemnification obligations set forth in this Exhibit C); provided, however, that no indemnified person will be entitled to indemnity hereunder in respect of any Loss to the extent that it is found by a final, non-appealable judgment of a court of competent jurisdiction that such Loss resulted directly from the gross negligence or willful misconduct of such indemnified person. In no event will any indemnified person be liable for consequential, indirect, punitive or special damages as a result of any failure to purchase the New Preferred Stock or otherwise in connection with the Preferred Stock Offering or the Transactions. No indemnified person will be liable for any damages arising from the use by unauthorized persons of the Information, the Projections or any other materials sent through electronic, telecommunications or other information transmission systems.

                    The Plan will provide that the Company will not enter into any settlement of a Claim arising out of the Purchase Letter, the New Preferred Stock Offering, the DIP Facilities, the use of the proceeds of the foregoing and the other Transactions, or any of the other transactions contemplated by the Purchase Letter unless such settlement includes an explicit and unconditional release from the party bringing such Claim of all indemnified persons.

                    If any indemnification or reimbursement sought pursuant to this Exhibit C is judicially determined to be unavailable for a reason other than the gross negligence or willful misconduct of such indemnified person, then, whether or not the Purchasers are the indemnified person, the Company, on the one hand, and the Purchasers, on the other hand, will contribute to the Losses for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Purchasers, on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is judicially determined not to be permitted, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Company, on the one hand, and the Purchasers, on the other hand, as well as any other equitable considerations; provided, however, that in no event will the aggregate amount to be contributed by the

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Purchasers pursuant to this paragraph exceed the amount of the fees actually received by the Purchasers under the Purchase Letter.

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EXHIBIT D TO PURCHASE LETTER

CERTAIN TERMINATION EVENTS

The Purchase Letter to which this Exhibit D is attached (except to the extent set forth in Section 10 thereof) will terminate automatically upon the occurrence of any termination event set forth below:

1)

The Bankruptcy Court shall not have entered a final order in respect of this Purchase Letter in form and substance satisfactory to the Purchaser in its sole discretion on or before the date that is twenty (20) days from the date of execution;

2)

The Company shall have failed to complete the Preferred Offering on or before June 30, 2010, or the Preferred Offering shall not have been conducted in all respects on terms and conditions acceptable to the Purchaser, in its sole discretion, or the documentation evidencing the other Transactions shall fail to be on terms and conditions acceptable to the Purchaser in its sole discretion;

3)

The Company shall have made a public announcement, entered into an agreement, or filed any pleading or document with the Bankruptcy Court, evidencing its intention to support, consent to, participate in the formulation of, or otherwise supported, consented to, or participated in the formulation of, any transaction inconsistent with the Plan approved by the Purchaser in its sole discretion;

4)

The Company shall have failed to file the Plan and Disclosure Statement, each in form and substance satisfactory to the Purchaser in its sole discretion, on or before the thirtieth (30th) day after execution of this Purchase Letter (the “Filing Date”);

5)

The Bankruptcy Court shall not have entered an order approving the Disclosure Statement in form and substance satisfactory to the Purchaser in its sole discretion on or before the date that is thirty (30) days from the Filing Date;

6)

The Bankruptcy Court shall not have entered the Confirmation Order in form and substance satisfactory to the Purchaser in its sole discretion, and such Confirmation Order shall not be final and non-appealable, on or before the date that is seventy (70) days from the Filing Date;

7)	The Plan, as approved, and the Confirmation Order as entered, by the Bankruptcy Court, shall fail to be in the form approved by the Purchaser, in its sole discretion;

8)

The conditions to confirmation and the conditions to the effective date of the Plan shall not have been satisfied or waived by the Company in accordance with the Plan, and the effective date of the Plan shall not have occurred prior to or on the Purchase and Put Agreement Termination Date;

9)

A judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Plan or the transactions contemplated by this Purchase Letter, including the Transactions;

10)	This Purchase Letter shall fail to be valid and enforceable against the Company or the Company shall be in breach of this Purchase Letter;

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11)

After filing the Plan, the Company shall have (a) submitted a second or amended plan of reorganization, or moved to withdraw or amend the Plan, in each case without the prior written consent of the Purchaser, or (b) failed to satisfy any material term or material condition set forth in the Plan;

12)	The Effective Date of the Plan shall not have occurred on or before the date that is thirty (30) days from the date upon which the Confirmation Order is entered confirming the Plan;

13)

An order shall have been entered by the Bankruptcy Court that has the practical effect of rendering unachievable compliance with any of the dates in subparagraphs (1), (2), (4), (5), (6), (8) and (12) above and such effect shall not have been cured within five (5) business days after the date on which such order(s) is entered;

14)	Any of the Cases shall have been converted to one or more cases under chapter 7 of the Bankruptcy Code or to one or more liquidating chapter 11 cases thereunder or have been dismissed;

15)

There shall have been issued or reinstated any suspension order or similar order by a court or other governmental body of competent jurisdiction that affects or could affect the obligations of the Company with respect to the New Preferred Stock or this Purchase Letter;

16)

The Company shall have voted for, consented to, supported or participated in the formulation of any chapter 11 plan of reorganization or liquidation in respect of the Company and/or one or more of its subsidiaries proposed or filed or to be proposed or filed (other than as agreed in writing by the Purchaser), any conversion of the Cases to a case under chapter 7 of the Bankruptcy Code, or any sale of all or substantially all of the assets of any of the Company and/or one or more of its subsidiaries pursuant to section 363 of the Bankruptcy Code;

17)

A trustee under chapter 7 or chapter 11 of the Bankruptcy Code, a responsible officer with enlarged powers or an examiner with enlarged powers (i.e., powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code) relating to the operation of the business under section 1106(b) of the Bankruptcy Code shall have been appointed for any of the Company or any of its subsidiaries; and

18)

Subsequent to the execution and delivery of this Purchase Letter and prior to the Purchase and Put Agreement Termination Date, any event shall have occurred or any circumstance shall exist which, in the Purchasers’ sole judgment is adverse and that, in the Purchasers’ reasonable judgment, makes it impractical or inadvisable to consummate the Transactions.

Capitalized terms used but not defined herein have the meanings assigned to them in the Purchase Letter to which this Exhibit D is attached and of which it forms a part.

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EXHIBIT E TO PURCHASE LETTER

SUMMARY OF TERMS AND CONDITIONS – SENIOR DIP FACILITY

Issuers:	Greektown Holdings, L.L.C. and Greektown Holdings II, Inc.

Guarantors:	Greektown Casino, L.L.C., Trappers GC Partner, L.L.C., Contract Builders Corporation, Realty Equity Company, Inc. and other existing and future domestic subsidiaries of the Issuers.

Maturity:	December 31, 2010

Financial Covenant:	Minimum monthly EBITDAR (on a cumulative basis)

Other covenants:

Other affirmative and negative covenants to be agreed upon and which are normal and customary for transactions of this type, but in any case consistent with the covenants set forth in the existing DIP Facility.

Conditions precedent:

Normal and customary conditions precedent including, but not limited to the delivery of definitive documentation in form and substance satisfactory to the Purchasers, in their sole discretion, and the entry of interim and final orders in form and substance satisfactory to the Purchasers, in their sole discretion.

Representations and Warranties:	Normal and customary representations and warranties to be agreed, but in any case consistent with the representations and warranties set forth in the existing DIP Facility.

Events of Default:	Normal and customary events of default to be agreed, but in any case consistent with the Events of Default under the existing DIP Facility.

Governing law:	New York

Offering:	$150,000,000 Senior Secured Notes

Coupon:	LIBOR+ 825 bps, LIBOR Floor 3.5%, (5% PIK after April 1, 2010)

Liens:

Senior security interest in and lien upon all pre-petition and post-petition property of the Debtors, whether now existing or hereafter acquired, that is subject to valid, perfected non-avoidable and enforceable liens, if any, in existence as of the Petition Date.

Use of proceeds:	To refinance existing DIP Facility and for working capital purposes.

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